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                                                                       EXHIBIT 5

                             JOINT FILING AGREEMENT

               The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: May 17, 2001                           EOS PARTNERS, L.P.

                                             By: /s/ Steven M. Friedman
                                                -------------------------------
                                                Name:  Steven M. Friedman
                                                Title: President


Date: May 17, 2001                           EOS PARTNERS SBIC, L.P.
                                             By: Eos SBIC General, L.P.,
                                                 its general partner

                                             By: Eos SBIC, Inc.,
                                                 its general partner

                                             By: /s/ Steven M. Friedman
                                                -------------------------------
                                                Name:  Steven M. Friedman
                                                Title: President


Date: May 17, 2001                           EOS PARTNERS SBIC II, L.P.
                                             By:  Eos SBIC General II, L.P.,
                                                  its general partner

                                             By: Eos SBIC II, Inc.,
                                                 its general partner


                                             By: /s/ Steven M. Friedman
                                                -------------------------------
                                                Name:  Steven M. Friedman
                                                Title: President